Exhibit 99.1

                Anaren Reports 4th Quarter and Year End Results

    SYRACUSE, N.Y., Aug. 4 /PRNewswire-FirstCall/ -- Anaren, Inc.
(Nasdaq: ANEN) today reported results for the fourth quarter and fiscal year ended June 30, 2004. Net sales from continuing operations for the quarter were $24.8 million, up 34% from the fourth quarter of fiscal year 2003, and up 11% sequentially from the third quarter of fiscal 2004.

    Operating income for the fourth quarter was $2.9 million, or 11.6% of net sales, up $2.8 million from the fourth quarter of last year, and up $144,000, or 5.3% sequentially from the third quarter of fiscal 2004. During the quarter the Company reached an agreement to acquire a new facility to support the anticipated growth at its Amitron, Inc. subsidiary. As a result, the Company recognized $600,000 in additional expense during the quarter for the termination of Amitron's existing lease and accelerating leasehold improvement and intangible lease asset write-offs related to its current Amitron facility. It is currently anticipated that Amitron will occupy the new facility beginning in the second quarter of fiscal 2005.

    Income from continuing operations for the fourth quarter was $2.7 million, or $0.12 per diluted share compared to $399,000 or $0.02 per diluted share in the fourth quarter of fiscal 2003 and $2.2 million, or $0.10 per diluted share in the third quarter of fiscal 2004.

    Net income for the fourth quarter was $2.7 million, or $0.12 per diluted share compared to a net loss of ($3.5) million, or ($0.16) per diluted share, including a loss from discontinued operations of ($3.9) million, or ($0.18) per diluted share, for the fourth quarter of fiscal 2003. Net income for the third quarter of fiscal 2004 was $2.3 million, or $0.10 per diluted share. The effective tax rate for the fourth quarter of fiscal 2004 was 20.6%, compared to an expected rate of approximately 28% due to the recognition of tax benefits amounting to approximately $240,000.

    The record net sales from continuing operations of $85.1 million for the 2004 fiscal year were up 13% from $75.5 million for fiscal 2003. Net income from continuing operations for fiscal 2004 was $7.7 million, or $0.36 per diluted share compared to $3.6 million, or $0.16 per diluted share for fiscal 2003. Net income for fiscal year 2004 was $8.0 million, or $0.37 per diluted share compared to a net loss of ($3.8) million, or ($0.17) per diluted share for fiscal 2003, which included a loss from discontinued operations of ($7.4) million, or ($0.33) per diluted share.


    Balance Sheet

    Cash, cash equivalents and marketable debt and equity securities at June 30, 2004 were $120 million. In the fourth quarter, the Company generated $4.8 million in positive operating cash flow and repurchased 142,100 shares of its common stock for $2.1 million. For the fiscal year, the Company generated $15.2 million in positive operating cash flow.


    Wireless Group

    Wireless Group net sales from continuing operations for the quarter were $18.1 million, up 42% from the fourth quarter of fiscal year 2003, and up 17% sequentially from the third quarter of fiscal 2004. Lawrence A. Sala, Chairman and CEO said, "the increased Wireless Group net sales were driven by increased demand for both standard component and custom assembly products. During the quarter we successfully ramped production on a new custom assembly to full volume and transferred the manufacturing of these assemblies to our Suzhou, China operation. In addition, interest in the new Xinger II product line introduced last quarter is strong and new product development activity on both standard components and custom assemblies remain robust."

    In the consumer component product segment, production of baluns used in satellite television receivers was initiated. The Wireless Group continues to sample customers and have ongoing design-in activity for WLAN, Bluetooth and cellular handset applications.


    Space and Defense Group

    Space and Defense Group net sales for the quarter were $6.8 million, relatively unchanged from both the fourth quarter of fiscal 2003 and the third quarter of fiscal 2004. Space and Defense new orders for the quarter totaled $3.0 million and included contracts for new design wins in satellite antenna feed networks and missile receiver applications. For the year, Space and Defense new orders totaled $37.7 million resulting in a book to bill ratio of
1.4 to 1.0. Space and Defense backlog at June 30, 2004 was $37.1 million, up 41% compared to $26.3 million at June 30, 2003.


    Discontinued Operations

    On July 10, 2003, the Company announced its decision to dispose of its Anaren Europe operation. During the first quarter, the Company ceased production at Anaren Europe and liquidated substantially all of the assets of that operation. As a result, effective with the Securities and Exchange Commission filing for the first quarter ended September 30, 2003, all sales and expenses attributable to Anaren Europe operations have been reclassified as discontinued operations in the income statements for all current and prior periods presented.


    Forward-Looking Statements

    The statements contained in this news release which are not historical information are "forward-looking statements". These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment. Such known factors include, but are not limited to: the Company's ability to timely ramp up to meet some of our customers' increased demands; unanticipated delays and/or difficulties relocating the Company's Amitron subsidiary from North Andover, Massachusetts to Salem, New Hampshire; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; order cancellations or extended postponements including the new Wireless custom assembly placed into production during the third quarter; the risks associated with any technological shifts away from the Company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2004 Annual Report, Anaren's Form 10-K for the fiscal year ended June 30, 2004 and Anaren's Form 10-Q for the three months ended March 31, 2004 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.


    Conference Call

    Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and ccbn.com at http://www.streetevents.com on Wednesday, August 4, 2004 at 5:00 p.m. ET. A replay of the conference call will be available at 8:00 p.m. (ET) beginning August 4, 2004 through midnight August 7, 2004. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820. The access code is 603138. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-800-500-0177 and International is 1-719-457-2679.


    Company Background

    Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at http://www.anaren.com.



                                 Anaren, Inc.
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                              Three Months Ended       Twelve Months Ended
                             June 30,     June 30,     June 30,     June 30,
                               2004         2003         2004         2003

    Net Sales              $24,827,114  $18,484,189  $85,078,939  $75,520,020

    Cost of sales           15,332,027   12,848,536   55,069,793   51,820,520
    Gross profit             9,495,087    5,635,653   30,009,146   23,699,500

    Operating expenses:
    Marketing                1,742,553    1,513,558    6,723,478    6,160,557
    Research and
     development             1,911,196    1,422,212    5,860,493    6,140,157
    General and
     administrative          2,960,602    2,104,724    8,731,580    8,392,023
    Restructuring                  -        498,821          -        794,527
    Total operating expenses 6,614,351    5,539,315   21,315,551   21,487,264

    Operating income         2,880,736       96,338    8,693,595    2,212,236

    Other income (expense):
    Interest expense            (2,676)     (10,182)     (10,195)     (49,950)
    Other, primarily
     interest income           467,177      443,282    1,678,414    2,210,482
    Total other income
     (expense), net            464,501      433,100    1,668,219    2,160,532

    Income from continuing
     operations before
     income taxes            3,345,237      529,438   10,361,814    4,372,768
    Income taxes               689,000      130,456    2,695,000      798,268
    Income from
     continuing operations   2,656,237      398,982    7,666,814    3,574,500
    Discontinued operations:
    Income (loss) from
     discontinued Operations
     of Anaren Europe              133   (4,041,158)  (1,509,686)  (8,029,222)
    Income tax benefit             -       (186,456)  (1,800,000)    (662,268)
    Net income (loss) from
     discontinued operations       133   (3,854,702)     290,314   (7,366,954)

    Net income              $2,656,370  $(3,455,720)  $7,957,128  $(3,792,454)

    Basic earnings per share:
    Income from
     continuing operations       $0.13        $0.02        $0.37        $0.16
    Income (loss) from
     discontinued operations      0.00        (0.18)        0.01        (0.33)
    Net income                   $0.13       $(0.16)       $0.38       $(0.17)

    Diluted earnings per share:
    Income from
     continuing operations       $0.12        $0.02        $0.36        $0.16
    Income (loss) from
     discontinued operations      0.00        (0.17)        0.01        (0.33)
    Net income                   $0.12       $(0.15)       $0.37       $(0.17)

    Shares used in computing
     net earnings Per share:
       Basic                20,615,926   21,996,915   21,017,800   22,214,181

       Diluted              21,380,992   22,447,830   21,796,906   22,701,245


                                 Anaren, Inc.
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                                  Three Months Ended   Twelve Months Ended
                                  June 30,   June 30,   June 30,   June 30,
                                    2004       2003       2004       2003

    Net Sales                      100.0%     100.0%     100.0%     100.0%

    Cost of sales                   61.8%      69.5%      64.7%      68.6%
    Gross profit                    38.2%      30.5%      35.3%      31.4%

    Operating expenses:
    Marketing                        7.0%       8.2%       7.9%       8.2%
    Research and development         7.7%       7.7%       6.9%       8.1%
    General and administrative      11.9%      11.4%      10.3%      11.1%
    Restructuring                    0.0%       2.7%       0.0%       1.1%
    Total operating expenses        26.6%      30.0%      25.1%      28.5%

    Operating income (loss)         11.6%       0.5%      10.2%       2.9%

    Other income (expense):
    Interest expense                (0.0%)      0.0%      (0.0%)     (0.0%)
    Other, primarily
     interest income                 1.9%       2.4%       2.0%       2.9%
    Total other income
     (expense), net                  1.9%       2.4%       2.0%       2.9%

    Income from continuing
     operations before
     income taxes                   13.5%       2.9%      12.2%       5.8%
    Income taxes                     2.8%       0.7%       3.2%       1.1%
    Income from continuing
     operations                     10.7%       2.2%       9.0%       4.7%
    Discontinued operations:
    Income (loss) from
     discontinued operations
     of Anaren Europe                0.0%     (21.9%)     (1.8%)    (10.6%)
    Income tax benefit               0.0%      (1.0%)     (2.1%)     (0.9%)
    Net income (loss) from
     discontinued operations         0.0%     (20.9%)      0.3%      (9.7%)

    Net income                      10.7%     (18.7%)      9.3%      (5.0%)


                                 Anaren, Inc.
                      Consolidated Statements of Income
                                 (Unaudited)

                                               Three Months Ended
                                   June 30, 2004  June 30, 2003  Mar. 31, 2004

    Net Sales                       $24,827,114    $18,484,189    $22,387,222

    Cost of sales                    15,332,027     12,848,536     14,473,285
    Gross profit                      9,495,087      5,635,653      7,913,937

    Operating expenses:
    Marketing                         1,742,553      1,513,558      1,714,075
    Research and development          1,911,196      1,422,212      1,394,269
    General and administrative        2,960,602      2,104,724      2,068,795
    Restructuring                            -         498,821             -
    Total operating expenses          6,614,351      5,539,315      5,177,139

    Operating income                  2,880,736         96,338      2,736,798

    Other income (expense):
    Interest expense                     (2,676)       (10,182)        (2,997)
    Other, primarily interest income    467,177        443,282        367,526
    Total other income                  464,501        433,100        364,529

    Income before income taxes        3,345,237        529,438      3,101,327
    Income taxes                        689,000        130,456        879,000
    Income from continuing operations 2,656,237        398,982      2,222,327
    Discontinued operations:
    Income (loss) from discontinued
    Operations of Anaren Europe             133     (4,041,158)        38,579
    Income tax benefit                       -        (186,456)            -
    Net income (loss) on
     discontinued operations                133     (3,854,702)        38,579
    Net income                       $2,656,370    $(3,455,720)    $2,260,906

    Basic earnings per share:
    Income from continuing operations     $0.13          $0.02          $0.11
    Income (loss) from
     discontinued operations               0.00          (0.18)          0.00
    Net income                            $0.13         $(0.16)         $0.11

    Diluted earnings per share:
    Income from continuing operations     $0.12          $0.02          $0.10
    Income (loss) from
     discontinued operations               0.00          (0.17)          0.00
    Net income                            $0.12         $(0.15)         $0.10

    Shares used in computing
     net income per share:
      Basic                          20,615,926     21,996,915     20,565,218

      Diluted                        21,380,992     22,447,830     21,556,951


                                 Anaren, Inc.
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                                               Three Months Ended
                                  June 30, 2004  June 30, 2003  Mar. 31, 2003

    Net Sales                         100.0%         100.0%         100.0%

    Cost of sales                      61.8%          69.5%          64.7%
    Gross profit                       38.2%          30.5%          35.3%

    Operating expenses:
    Marketing                           7.0%           8.2%           7.7%
    Research and development            7.7%           7.7%           6.2%
    General and administrative         11.9%          11.4%           9.2%
    Restructuring                       0.0%           2.7%           0.0%
    Total operating expenses           26.6%          30.0%          23.1%

    Operating income (loss)            11.6%           0.5%          12.2%

    Other income (expense):
    Interest expense                   (0.0%)          0.0%          (0.0%)
    Other, primarily interest income    1.9%           2.4%           1.6%
    Total other income (expense), net   1.9%           2.4%           1.6%

    Income from continuing
     operations before income taxes    13.5%           2.9%          13.8%
    Income taxes                        2.8%           0.7%           3.9%
    Income from continuing operations  10.7%           2.2%           9.9%
    Discontinued operations:
    Income (loss) from discontinued
     operations of Anaren Europe        0.0%         (21.9%)          0.2%
    Income tax benefit                  0.0%          (1.0%)          0.0%
    Net income (loss) from
     discontinued operations            0.0%         (20.9%)          0.2%

    Net income                         10.7%         (18.7%)         10.1%


                                 Anaren, Inc.
                    Consolidated Condensed Balance Sheets
                                 (Unaudited)

                                               June 30, 2004  June 30, 2003
    Assets:
    Cash, cash equivalents and
     short-term investments                      $85,341,896   $104,328,938
    Accounts receivable, net                      13,812,853      9,317,941
    Other receivables                              1,040,838      1,699,409
    Inventories                                   16,608,055     15,671,659
    Other current assets                           2,263,477      2,367,341
    Total current assets                         119,067,119    133,385,288

    Net property, plant and equipment             21,342,554     23,639,821
    Marketable debt and equity securities         35,113,068     23,394,382
    Goodwill                                      30,715,861     30,715,861
    Other intangibles                              1,028,274      1,953,424
    Other assets                                     215,612             -
    Total assets                                $207,482,488   $213,088,776

    Liabilities and stockholders' equity

    Liabilities:

    Accounts payable                              $7,198,252      4,380,459
    Accrued expenses                               3,092,370      2,477,670
    Customer advance payments                        411,486             -
    Other liabilities                              1,689,114        292,128
    Total current liabilities                     12,391,222      7,150,257

    Other non-current liabilities                  4,726,998      5,341,114
    Total liabilities                             17,118,220     12,491,371

    Stockholders' equity:
    Retained earnings                             51,247,271     43,290,143
    Common stock and additional paid-in capital  171,329,299    168,680,383
    Accumulated comprehensive loss                    41,110     (1,216,961)
    Less cost of treasury stock                  (32,253,412)   (10,156,160)
    Total stockholders' equity                   190,364,268    200,597,405

    Total liabilities and stockholders' equity  $207,482,488   $213,088,776


                                 Anaren, Inc.
               Consolidated Condensed Statements of Cash Flows
                                June 30, 2004
                                 (Unaudited)

                                                   Fiscal Year   Three Months
                                                  June 30, 2004  June 30, 2004
    Cash flows from operating activities:
    Net income                                      $7,957,128     $2,656,370
    Net income (loss) from discontinued operations     290,314            133
    Net income from continuing operations            7,666,814      2,656,237

    Adjustments to reconcile net income to
     net cash provided by operating activities:

    Depreciation and amortization
     of plant and equipment                          4,296,999      1,226,268
    Amortization of intangibles (includes patents)     709,539        334,885
    Provision for doubtful accounts                    (16,532)      (144,038)
    Deferred income taxes (long & short term)           77,818         79,614
    Unearned compensation                              286,200         71,550
    Tax benefit (expense) from stock
     option & grant activity                           579,028       (218,509)
    Receivables                                     (5,071,555)      (603,165)
    Inventories                                     (1,426,801)    (1,754,802)
    Accounts payable                                 3,380,688      1,146,010
    Income tax payable and refundable                3,941,521      1,274,060
    Other changes in operating
     assets and liabilities                          1,193,049        743,536
    Net cash provided by continuing operations      15,616,768      4,811,646
    Net cash used for discontinued operations         (404,886)           132
    Net cash provided by operating activities       15,211,882      4,811,778

    Cash flows from investing activities:
    Capital expenditures                            (4,274,681)    (1,622,817)
    Return of investments on
     equities held for resale                        3,497,850           ---
    Maturities of marketable debt securities       194,358,406     26,541,783
    Purchase of marketable debt securities        (177,570,000)   (26,025,000)
    Net cash (used in) provided by investing
     activities from continuing operations          16,011,575     (1,106,034)
    Net cash provided by investing activities
     from discontinued operations                    1,492,658           (720)
    Net cash (used in) provided
     by investing activities                        17,504,233     (1,106,754)

    Cash flows from financing activities:
    Stock options exercised                          1,565,312         67,785
    Purchase of treasury stock                     (22,097,252)    (2,132,927)
    Net cash used in financing activities          (20,531,940)    (2,065,142)

    Effect of exchange rates                            56,426            856

    Net increase (decrease) in
     cash and cash equivalents                      12,240,601      1,640,738

    Cash and cash equivalents
     at beginning of period                         11,062,662     21,662,525
    Cash and cash equivalents at end of period     $23,303,263    $23,303,263



SOURCE  Anaren, Inc.
    -0-                             08/04/2004
    /CONTACT: Lawrence A. Sala, President/CEO, or Joseph E. Porcello, VP of Finance, both of Anaren, Inc., +1-315-432-8909/
    /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.anaren.com /
    (ANEN)

CO:  Anaren, Inc.; Amitron, Inc.
ST:  New York, Massachusetts
IN:  CPR NET ARO TLS ECP
SU:  ERN CCA